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                                                                    EXHIBIT 23.2

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

    We consent to the reference to our firm under the captions "Experts" and "Aviron Selected Consolidated Historical Financial Data" in the Amendment No. 1 to the Registration Statement (Form S-4) and related Prospectus of MedImmune, Inc for the registration of 44,914,763 shares of its common stock and to the incorporation by reference therein of our reports dated January 25, 2001, with respect to the consolidated financial statements of Aviron included in its Annual Report (Form 10-K) for the year ended December 31, 2000, filed with the Securities and Exchange Commission.

                                          /s/ Ernst & Young LLP

Palo Alto, California
January 2, 2002